===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    NUTRITION FOR LIFE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                    Nutrition For Life International, Inc.
                                9101 Jameel Road
                              Houston, Texas 77040


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders:

     The annual meeting of shareholders of Nutrition For Life International, Inc. (the "Company") will be held at 3:30 P.M. on Thursday, April 8, 1999, at the Ramada Northwest, 12801 Northwest Freeway, Houston,Texas.

     The purpose of the meeting is to:

     1. Elect five directors to serve one-year terms ending at the next annual meeting, or until their successors are elected and qualified;

     2. To approve the Company's 1995 Stock Option Plan, as amended.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     You may vote if you are a shareholder of record on March 1, 1999. It is important that your shares be represented and voted at the annual meeting. The management of the Company hopes that you will be able to attend the annual meeting in person. If you are unable to attend, please vote by MARKING, SIGNING, DATING AND PROMPTLY RETURNING the enclosed proxy in the enclosed reply envelope.


                                 By Order Of The Board Of Directors:


March 5, 1999                    Jana B. Mitcham
                                 Secretary

                                PROXY STATEMENT

                     Nutrition For Life International, Inc.

                         ANNUAL MEETING OF SHAREHOLDERS



YOUR VOTE IS VERY IMPORTANT

Voting Procedures
-----------------

     The Board of Directors of the Company is soliciting proxies to be used at the annual meeting. This proxy statement and the form of proxy will be mailed to shareholders beginning March 8, 1999.

Who Can Vote
------------

     Record holders of the Company's Common Stock on March 1, 1999 may vote at the annual meeting. On March 1, 1999, there were 5,808,595 shares of Common Stock outstanding.

General Information On Voting
-----------------------------

     You are entitled to cast one vote for each share of Common Stock you own on the record date. Shareholders do not have the right to vote cumulatively in electing directors. Shares represented by a proxy marked "abstained" on any matter will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote against the matter. Shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares), or a proxy in which authority to vote for any matter considered is withheld, will be considered present at the annual meeting for purposes of determining a quorum, but will have not effect on the vote.

     All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the annual meeting.

How You May Revoke Or Change Your Vote
--------------------------------------

     You may revoke your proxy at any time before it is voted at the annual meeting by:

     . Sending written notice of revocation to the Secretary;

     . Submitting another proper proxy; or

     . Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Costs Of Solicitation
---------------------

       The Company will pay for preparing, printing and mailing this proxy statement. Regular employees or other representatives of the Company without additional compensation by the Company may solicit proxies personally or by telephone. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to beneficial owners.

Compliance With Section 16(a) Reporting
---------------------------------------

       The rules of the Securities and Exchange Commission require that the Company disclose late filings of reports of stock ownership and changes in stock ownership by its directors and executive officers. To the best of the Company's knowledge, all of the filings for the Company's executive officers and directors were made on a timely basis during the fiscal year ended September 30, 1998.

                         Item 1.  Election of Directors

       The current members of the Board of Directors are F. Wayne Ballenger, David P. Bertrand, M. F. Florence, Richard S. Kashenberg, and Jana B. Mitcham. Each of the current nominees has been nominated for election to the Board of Directors to serve for a term of one year until the next annual meeting of shareholders or until his successor is elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy will be voted for the election of another person the Board of Directors may nominate in his or her place, unless you indicate otherwise.

Vote Required
-------------

       The five candidates having the highest number of votes cast in favor of their election will be elected to the Board of Directors.

       The Board of Directors recommends a vote for the election of these nominees for election as directors.


Information About the Nominees To The Board of Directors
--------------------------------------------------------

       Please review the following information about the nominees for election to the Board of Directors.

F. WAYNE BALLENGER, age 52, has served as President of First Commercial Capital since 1995. He has also served as President of Puncture Guard LLC since December 1994. From March 1992 to December 1994, he served as director of sales and marketing for Petrolon, Inc., a multi-level marketing organization. Immediately prior thereto, he served as vice president of Southwest Bank of Texas with commercial lending responsibilities. Mr. Ballenger received a B.B.A. degree from the University of the South in 1968. He became a director of the Company in November 1995.

DAVID P. BERTRAND, age 55, has served as President and Chairman of the Board of Directors of the Company and its predecessors since 1984. He received a B.S. degree in education in 1966 and a Master of Education degree in administration and supervision in 1969, both from McNeese State University in Lake Charles, Louisiana. Mr. Bertrand is the brother-in law of Jana B. Mitcham.

M.F. FLORENCE, age 62, has served as President of Sherfam Inc. since 1989. Sherfam Inc. is a holding company, principally of pharmaceutical companies and is the parent of Shermfin Corp., which is a principal shareholder of the Company. From 1958 to 1989, Mr. Florence was associated with the firm of Wm. Eisenberg & Co., a firm of chartered accountants in Canada. He served as a partner of the firm from 1964 to 1989. Mr. Florence received a Bachelor of Commerce degree from the University of Toronto. He is the recipient of a Chartered Accountant degree from the Institute of Chartered Accountants of Ontario. Mr. Florence is President of Citadel Gold Mines, Inc. Mr. Florence is also a Director of Barr Laboratories, Inc., a publicly held corporation whose common shares are listed on the American Stock Exchange. He has served as a director of the Company since 1994.

RICHARD S. KASHENBERG, age 43, has served as President of Adam Nutrition, Inc. since November 1997. He served as President of NION Laboratories from 1982 to 1996, and as a consultant to NION through October 1997. NION has been a principal supplier of products sold by the Company. Mr. Kashenberg served as President and Director of Nutrition Express Corporation of Utah, Inc. from 1991 until its merger with the Company in 1994. Mr. Kashenberg received a Bachelor's degree from Vanier College. He has served as a director of the Company since 1994.

JANA B. MITCHAM, age 51, has served as Executive Vice President, Secretary and Director of the Company and its predecessors since 1984. Ms. Mitcham received a B.A. degree in 1974 in special education from McNeese State University and undertook graduate work in special education at the Korean Extension of the University of Maryland. Ms. Mitcham is a Fellow with the Boston BioScience Research Foundation and a member of the Board of Directors of the Multi-Level Marketing International Association. She is the sister-in-law of David P. Bertrand.

Officers
--------

       The Board of Directors of the Company has elected the following executive officers. It is expected that the Board will elect officers annually following each annual meeting of Shareholders. Information is provided below regarding the names and ages of all executive officers of the Company who are not directors of the Company, their position with the Company and the period they have served as executive officers of the Company.

       JOHN R. BROWN, JR., age 61, became Vice President-Finance of the Company in September 1996, and had previously served the Company on a part-time basis commencing in December 1995. From April, 1989, until he joined the Company, Mr. Brown was a management consultant performing merger and acquisition services, systems analyses, financial reporting assistance, and other services for both publicly and privately held companies. From June, 1987 to March, 1989 he was Vice President-Finance & Administration for Environmental Protective Industries, Inc., an environmental services organization. Mr. Brown is a Certified Public Accountant and has over 20 years experience in public accounting with both national and local firms. He received a B.S. degree in mechanical engineering from Stanford University and an M.B.A. degree from the University of Texas at Austin.

       DAVID O. RODRIGUE, age 51, became Vice President and Chief Financial Officer of the Company in January, 1998. From 1993 until he joined the Company, Mr. Rodrigue served as Vice President-Finance and Chief Financial Officer of Positron Corporation, a publicly held company engaged in medical imaging. From 1989 to 1993, he functioned as a consultative chief financial officer to several privately held companies. Mr. Rodrigue is a Certified Public Accountant and was previously employed by Coopers & Lybrand. He received B.S. and M.B.A. degrees from Louisiana State University.

Director Meetings and Compensation
----------------------------------

       Directors who are not employees of the Company receive $18,000 per year, $400 for each Board meeting attended, and $200 for each committee meeting of the Board attended. Directors who are also employees of the Company receive no additional compensation for serving as Directors. The Company reimburses its directors for expenses incurred for attendance at meetings of the Board of Directors.

       In November 1995, the Board of Directors of the Company adopted the 1995 Non-Discretionary Stock Option Plan (the "Non-Discretionary Plan") for directors of the Company who are not eligible to participate in the other Plans. The Non-Discretionary Plan provides that the Company grant options to purchase 5,000 shares of the Company's Common Stock to each eligible director on the date of adoption of the Non-Discretionary Plan (November 28, 1995), to each person who thereafter becomes a director of the Company and, as of December 1 of each year (commencing in 1996), options to purchase an additional 5,000 shares of Common Stock will be granted to each eligible director. The exercise price of the options is the fair market value of the Common Stock on the date the options are granted. The options are exercisable in full as of the date of grant. The shares acquired upon exercise of these options cannot be sold for six months following the date of grant. During the fiscal year ended September 30, 1998, the Company granted options to purchase 5,000 shares of Common Stock at a price of $7.00 per share to each of F. Wayne Ballenger, M.F. Florence and Richard S. Kashenberg. Each option granted pursuant to the Non-Discretionary Plan will expire five years from the date of grant, except that an option will expire, if not exercised, 30 days after the Optionee ceases to be a director of the Company.

       Options granted pursuant to the Non-Discretionary Plan will not qualify for the special tax benefits given to incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, all of the stock options granted pursuant to the Non-Discretionary Plan may be deemed to be non-qualified stock options. The options are generally non-transferable.

Certain Relationships And Related Transactions
----------------------------------------------

     In March 1995, the Company entered into an agreement with Shermfin Corp. regarding conversion to Common Stock of debt owned by the Company to Shermfin Corp. The Company and Shermfin Corp. also agreed that, for so long as Shermfin Corp. owns 10% or more of the outstanding Common Stock of the Company, Shermfin Corp. will be entitled to designate one person to serve as a member of the Company's Board of Directors. Shermfin Corp. designated M. F. Florence to serve on the Board.

       NION Laboratories, which was a subsidiary of Shermfin Corp. until June 1995, has been a key supplier to the Company of nutritional supplements and other consumer-related products. The Company purchased from NION approximately $494,000, $4,190,000 and $5,234,000 of goods during the fiscal years ended September 30, 1998, 1997, and 1996, respectively. Richard S. Kashenberg, a director of the Company, served as the chief executive officer of NION until December 31, 1996, and as a consultant to NION through October 31, 1997. The Company believes that the terms it has obtained from NION are at least as favorable as could have been obtained from third parties.

       In August and September 1998, the Company purchased approximately 41,000 copies of a book entitled Making a Difference While You're Making a Living,
                          ------------------------------------------------
written by the Company's President, David P. Bertrand, and Mr. Bertrand's son,
J. Mark Bertrand, who is also an employee of the Company. The cost to the Company was $5 per book. New Paradigm Publishing, a company established by J. Mark Bertrand, published the book. The Company sold approximately 3,000 copies of the book at its Annual Convention in August 1998 at an average selling price of approximately $10.95 per copy. The book has been placed in the Company's product catalog at per copy prices ranging from $8.95 to $12.95, based upon quantity ordered, and the Company is using the book as part of the materials provided to new distributors in the Company's starter kits. Additionally, in September 1998, approximately 19,000 copies of the book were shipped to distributors as part of the Company's Business

Training System program for that month. New Paradigm Publishing has agreed to accept the return of any books ordered, but not sold by the Company, and to refund to the Company the $5 per book purchase price for any copies returned to it by the Company.

            Item 2.  Approval of 1995 Stock Option Plan, As Amended

       You are asked to consider and approve amendment of the Company's 1995 Stock Option Plan (the "1995 Plan"). The following is a summary of the 1995 Plan, as amended. Please refer to Appendix A for the full text of the 1995 Plan, as amended.

Purpose
-------

       The purpose of the 1995 Plan is to promote the interests of the Company and its shareholders by:

       . Attracting and retaining key employees;

       . Providing participants a significant stake in the performance of the Company;

       . Providing an opportunity for participants to increase their holdings of the Company's Common Stock.

Administration
--------------

       The 1995 Plan is administered by the Option Committee. The Option Committee consists of the Board of Directors or a committee of the Board of Directors, as the Board of Directors may from time to time designate, composed of not less than two members of the Board of Directors, each of whom shall be a director who is not employed by the Company. The Option Committee currently consists of the full Board of Directors. The Option Committee has the authority to select employees and consultants to receive awards, to determine the number of shares of Common Stock covered by awards, and to set the terms and conditions of awards. The Option Committee has the authority to establish rules for the administration of the 1995 Plan, and its determinations and interpretations are binding.

Eligible Participants
---------------------

       . Any employee or officer (including executive officers) of the Company or any of its subsidiaries will be eligible for a stock option grant under the 1995 Plan if selected by the Option Committee. There are currently approximately 252 employees of the Company and its subsidiaries who would be eligible for option grants under the 1995 Plan.

       . Any consultant to the Company, including directors, will also be eligible to receive option grants under the 1995 Plan if authorized by the Option Committee.

Shares Authorized
-----------------

       Prior to the amendment, there were 640,000 shares authorized, exclusive of specific option grants made in 1995 to purchase up to 85,000 shares. The proposed amendment will increase the authorized shares, exclusive of the specific option grants, to 900,000. There are currently outstanding options to purchase up to 526,000 shares. Of the options outstanding, options to purchase up to 300,000 shares have been issued to executive officers of the Company. Details regarding these outstanding options are included in "Security Ownership of Certain Beneficial Owners and Management." Employees other than executive officers have been authorized to purchase an aggregate of 226,000 shares. Options to employees typically have vesting periods of three years in annual one-third installments and are exercisable for ten years. All options granted pursuant to the 1995 Plan were granted at the fair market value of Common Stock on the respective dates of grant. If any option grant expires or terminates, all shares which were not issued under the option grant will become available for additional awards under the 1995 Plan.

Types of Options
----------------

       The 1995 Plan was designed to permit the Option Committee to grant stock options that qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code or options that do not so qualify ("Non-ISOs").

       All options granted will be subject to the following:

       . The exercise price must be paid at the time the option is exercised in either cash or other shares of Common Stock.

       . The exercise price cannot be less than the fair market value of the Common Stock on the grant date.

       . The Option Committee will determine the vesting schedule of options granted under the 1995 Plan and may also impose additional conditions on exercise, including performance goals.

       . Options are not exercisable for at least six months after they are granted, and they cannot be exercised more than ten years after grant.

Federal Income Tax Consequences
-------------------------------

       The following is a summary of the principal U.S. federal income tax consequences generally applicable to option grants under the 1995 Plan:

       . The grant of an option is not expected to result in any taxable income for the recipient.

       . The holder of an ISO generally will have no taxable income upon exercising the ISO if certain requirements are met (except that liability may arise for alternative minimum tax) and the Company will not be entitled to a tax deduction when an ISO is exercised.

       . Upon exercise of a Non-ISO, the holder will recognize ordinary income equal to the difference between the fair market value of shares of Common Stock acquired and the exercise price. The Company will be entitled to a tax deduction for the same amount.

       . The tax consequences upon a sale of shares acquired in an exercise of an option will depend on how long the shares were held prior to sale, and upon whether such shares were acquired in the exercise of an ISO or Non-ISO.

       . If shares acquired upon exercise of an ISO are held for at least one year after exercise and two years from the date that the ISO was granted, the holder will recognize long-term capital gain or loss in an amount equal to the difference between the option exercise price and the sale price of shares. If the shares are not held for that period, gain on the sale of shares may be treated as ordinary income.

       . Any gain realized upon the sale of shares acquired in the exercise of a Non-ISO for an amount greater than their fair market value on the date of exercise, will be capital gain and any loss will be capital loss. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired in the exercise of an option, except that the Company may be entitled to a tax deduction in the case of a sale of ISO shares before the holding periods described above have been satisfied.

Adjustments
-----------

       Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc., may directly affect the number of outstanding shares and/or the value of the outstanding Common Stock. If such transactions occur, the Option Committee may adjust the number of shares that may be granted under the 1995 Plan, as well as the limits on individual option grants. The Option Committee may adjust the number of shares and the exercise price under outstanding options, and may make other adjustments, which are thought to be in the best interests of the Company.

Transferability
---------------

       Options granted under the 1995 Plan may not be transferred except:

       . By will or the laws of descent and distribution; or

       . Pursuant to a qualified domestic relations order or the Employee
         Retirement Income Security Act.

Amendments
----------

       The Board of Directors may amend or terminate the 1995 Plan at any time. No amendment, however, may:

       . Increase the number of shares reserved for option grants without shareholder approval;

       . Impair the right of a holder under an option previously granted; or

       . Increase the benefits accruing to employees under the 1995 Plan.

Term
----

       The 1995 Plan will continue until February 28, 2005, unless abandoned or terminated at an earlier time.

Vote Required
-------------

       The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is required for approval of the 1995 Plan, as amended.


       The Board of Directors recommends a vote FOR amendment of the 1995 Stock Option Plan.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

       The following table sets forth, as of March 1, 1999, the ownership of the Company's Common Stock held by: (i) each person who owns of record or who is known by the Company to own beneficially more than 5% of such stock, (ii) each of the directors and nominees for election as directors of the Company, (iii) each of the current executive officers of the Company and (iv) all of the Company's directors and executive officers as a group. The number of shares and the percentage of the class beneficially owned by the persons named in the table and by all directors and executive officers as a group, includes, in addition to shares actually issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants describes in the notes of the table.


Beneficial Owner                Number of Shares Owned    Percentage of Ownership
----------------               -------------------------  ------------------------
Apotex Foundation                            650,000/1/                       11.2
150 Signet Dr.
Weston, Ontario, Canada
M9L 1T9

Bernard Sherman                            1,215,390/1/                       20.9
150 Signet Dr.
Weston, Ontario, Canada
M9L 1T9

Shermfin Corp.                               565,390/1/                        9.7
150 Signet Dr.
Weston, Ontario, Canada
M9L 1T9

M.F. Florence                              591,390/1//2/                      10.2
150 Signet Dr.
Weston, Ontario, Canada
M9L 1T9

Jana B. Mitcham                              443,704/3/                        7.6
10618 Great Plains
Houston, TX  77064

David P. Bertrand                            355,492/4/                        6.1
10622 Great Plains
Houston, TX  77064

Richard S. Kashenberg                         70,372/5/                        1.2
11010 Hopkins St., Unit B
Mira Loma, CA   91752

Beneficial Owner                Number of Shares Owned    Percentage of Ownership
----------------               -------------------------  ------------------------
F. Wayne Ballenger                            20,000/6/                         .3
3134 Meadway Drive
Houston, TX  77082

John R. Brown, Jr.                            10,000/7/                         .2
2534 Pomeran
Houston, TX  77080

David O. Rodrigue                             25,000/8/                         .4
17810 Cypress Spring Dr.
Spring, TX  77388

All Officers and Directors                 1,515,958                          26.1
 as a Group (7 Persons)

________________________________

/1/ Mr. Sherman may be deemed a beneficial owner of the shares held by the Apotex Foundation due to his affiliations with the Apotex Foundation. Messrs. Sherman and Florence may be deemed beneficial owners of the shares held by Shermfin Corp. due to their affiliations with Shermfin Corp. In July, 1994, Mr. Sherman and Shermfin Corp. consented to the issuance of an Order of the Securities and Exchange Commission (the "Commission") that they cease and desist from violations of certain reporting and anti-fraud provisions of the Securities Exchange Act of 1934. Mr. Sherman and Shermfin Corp. consented to this Order without admitting or denying the findings of the Commission that they had failed to file reports of beneficial ownership of the common stock of Kinesis, Inc. with the Commission on Form 3 and Schedule 13G. The Company has no relationship with Kinesis, Inc.

/2/ Includes options to acquire (i) 6,000 shares of Common Stock at $1.665 per share, (ii) options to acquire 5,000 shares of Common Stock at $19.75 per share, (iii) options to acquire 5,000 shares of Common Stock at $12.38 per share, (iv) options to acquire 5,000 shares of Common Stock at $7.00 per share and (v) options to acquire 5,000 shares of Common Stock at $2.38 per share.

/3/ Includes Warrants to purchase 5,000 shares of Common Stock at $3.75 per share and options to acquire (i) 42,000 shares of Common Stock at $1.665 per share, (ii) 16,800 shares of Common Stock at $1.875 per share, (iii) 16,800 shares of Common Stock at $2.25 per share, (iv) 37,800 shares of Common Stock at $13 per share, of which options to acquire 12,600 shares become exercisable in November 1999 and (v) 20,000 shares of Common Stock at $5.13 per share. Also includes 11,554 shares of Common Stock owned by her daughter, 9,000 shares of Common Stock owned by her husband, and options held by her husband to acquire 4,800 shares of Common Stock at $1.665 per share and 3,600 shares of Common Stock at $13.00 per share, of which options to acquire 1,200 shares become exercisable November 1999. Does not include options to acquire 25,000 shares at $3.00 per share which become exercisable in one-third annual installments commencing in December 1999.

/4/ Includes options to acquire (i) 42,000 shares of Common Stock at $1.665 per share, (ii) 19,200 shares of Common Stock at $1.875 per share, (iii) 19,200 shares of Common Stock at $2.25 per share, (iv) 40,200 shares of Common Stock at $13.00 per share, of which options to acquire 13,400 shares become exercisable in November 1999 and (v) 20,000 shares of Common Stock at $5.13 per share. Also includes options held by his wife to acquire 4,800 shares of Common Stock at $1.665 per share and 3,600 shares of Common Stock at $13.00 per share, of which options to acquire 1,200 shares become exercisable in November 1999. Does not include options to acquire 25,000 shares at $3.00 per share which become exercisable in one-third annual installments commencing in December 1999.

/5/ Includes options to acquire (i) 6,000 shares of Common Stock at $1.665 per share, (ii) 5,000 shares of Common Stock at $19.75 per share, (iii) 5,000 shares of Common Stock at $12.38 per share, and (iv) 5,000 shares of Common Stock at $7.00 per share, and (v) 5,000 shares of Common Stock at $2.38 per share.

/6/ Includes options to acquire (i) 5,000 shares of Common Stock at $19.75 per share; (ii) 5,000 shares of Common Stock at $12.38 per share, (iii) 5,000 shares of Common Stock at $7.00 per share and (iv) 5,000 shares of Common Stock at $2.38 per share.

/7/ Includes options to acquire 10,000 shares of Common Stock at $11.50 per share, of which options to acquire 3,333 shares become exercisable in September 1999. Does not include options to acquire 10,000 shares which become exercisable in one-third annual installments commencing in December 1999.

/8/ Includes options to acquire 25,000 shares of Common Stock at $5.75 per share, of which options to acquire 8,333 shares become exercisable in each of January 2000 and January 2001. Does not include options to acquire 15,000 shares at $3.00 per share which become exercisable in one-third annual installments commencing in December 1999.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid by the Company to the Chief Executive Officer and each of the five other executive officers of the Company (the "named executive officers") during the fiscal years ended September 30, 1996, 1997 and 1998.

Summary Compensation Table
--------------------------

                                                                                    LONG TERM COMPENSATION
                                                                 -------------------------------------------------------------
                                 ANNUAL COMPENSATION
                       ----------------------------------------                AWARDS                   PAYOUTS
                                                                 -------------------------------------------------------------
 Name and Principal    Year   Salary    Bonus    Other Annual     Restricted    Options/SARs     LTIP           All other
     Position                  ($)               Compensation    Stock Awards                   Payouts    Compensation($)/1/

David P. Bertrand      1996  162,000   530,812           15,750              0             0            0               12,885
Chief Executive        1997  412,434         0                0              0        40,200            0                6,485
Officer                1998  363,969         0                0              0        20,000            0                6,744

Jana B. Mitcham        1996  156,000   526,649           15,500              0             0            0                9,013
Executive Vice         1997  387,793         0                0              0        37,800            0                4,985
President              1998  342,172         0                0              0        20,000            0                5,184

Barry C. Loder/2/      1996  121,184    57,500           11,208              0             0            0                    0
Vice President and     1997  161,243         0                0              0        55,000            0                    0
Chief Financial        1998   64,762         0                0              0             0            0                    0
Officer

Ronnie D. Meaux/3/     1996   87,430    53,160            9,400              0             0            0                6,392
Vice President,        1997   87,101         0            6,000              0        12,250            0                2,619
Treasurer and          1998   87,739         0                0              0             0            0                    0
Assistant  Secretary

John R. Brown, Jr./4/  1996   30,030     6,900                0              0        10,000            0                    0
Vice-President-Finance 1997   76,357         0                0              0             0            0                    0
                       1998   88,628     7,500                0              0             0            0                    0

David O. Rodrigue/5/   1996        0         0                0              0             0            0                    0
Vice President and     1997        0         0                0              0             0            0                    0
Chief Financial        1998   73,431         0                0              0        25,000            0                    0
Officer

________________

     /1/ The Company has obtained insurance policies on the lives of Mr. Bertrand and Ms. Mitcham, of which benefit amounts of $1,060,000 and $660,000 on the lives of Mr. Bertrand and Ms. Mitcham, respectively, constitute "keyman" insurance and are payable to the Company. Approximately 51% of the aggregate insurance benefits on the lives of Mr. Bertrand and Ms. Mitcham are payable to beneficiaries designated by Mr. Bertrand and Ms. Mitcham. In addition, part of the cash value may be used as retirement benefits for the executive officers. The premiums paid by the Company allocable to these items are included in the table.

     /2/ Mr. Loder joined the Company as Vice President and Chief Financial Officer in March 1995, and became Chief Operating Officer in April 1997. He resigned in January 1998.

     /3/  Mr. Meaux resigned his position with the Company in February 1998.

     /4/ Mr. Brown commenced work with the Company on a part-time basis in December 1995 and became a full-time employee and officer of the Company in September 1996.

     /5/  Mr. Rodrigue joined the Company in January 1998.

Employment Agreements
---------------------

     In 1995 the Company entered into employment agreements with Mr. Bertrand and Ms. Mitcham which expired on September 30, 1996. The terms of the agreements were essentially identical. Mr. Bertrand received an annual salary of $162,000 and Ms. Mitcham received an annual salary of $156,000. Each was also entitled to 5% of the first $2,000,000 of annual pre-tax income of the Company, 4% of the amount in excess of $2,000,000 but less than $2,500,000, and 3% of the amount over $2,500,000. Mr. Bertrand was also granted the right to create a special bonus pool for key employees to receive up to 2% of the pre-tax income between $2,000,001 and $2,500,000 and up to 4% of the pre-tax income greater than $2,500,000.

     Effective October 1, 1996, the Company entered into new employment agreements with Mr. Bertrand and Ms. Mitcham. The terms of these agreements are essentially identical, except that Mr. Bertrand's annual salary is $400,000 and Ms. Mitcham's annual salary is $376,000. Mr. Bertrand and Ms. Mitcham are each also entitled to a bonus if the Company has pre-tax annual income between $3 million and $20 million. Each is entitled to receive 5% of any annual pre-tax income between $3 million and $5 million; four percent of the annual pre-tax income between $5 million and $10 million; and three percent of the annual pre-tax income between $10 million and $20 million. The term of each agreement is three years. Each of the agreements may be earlier terminated upon mutual agreement, death, disability or conviction of the officer, or a material breach of the agreement by the officer. In March 1998 each of Mr. Bertrand and Ms. Mitcham agreed to a 25% reduction in their annual salaries.

Option Grants in Fiscal Year Ended September 30, 1998
-----------------------------------------------------

  The following table sets forth information with respect to stock option grants to the named executive officers during the fiscal year ended September 30, 1998:

                                                                                                   Potential Realizable Value
                                                                                                               at
                                                                                                         Assumed Annual
                                                                                                            Rates of
                                                                                                    Stock Price Appreciation
                                       Individual Grants                                                For Option Term
                                       -----------------                                          ----------------------------

                             Number of          Percent of       Exercise or
Name                        Securities        Total options/     base price        Expiration            5% ($)        10% ($)
----                        underlying       SARs granted to       ($/Sh)             date              ------        -------
                           Options/SARs         employees      ---------------   ---------------
                            granted (#)       in fiscal year
                            -----------      ----------------
David P. Bertrand                20,000                    31             5.13             03/01        16,172         33,960
Jana B. Mitcham                  20,000                    31             5.13             03/01        16,172         33,960
Barry C. Loder                        0                     0                0                 0             0              0
Ronnie D. Meaux                       0                     0                0                 0             0              0
John R. Brown, Jr.                    0                     0                0                 0             0              0
David O. Rodrigue                25,000                    38             5.75             01/08        90,404        229,100

Option Exercises and Year-End Values
------------------------------------

  The following table shows option exercises by the named executive officers during the fiscal year ended September 30, 1998 and the number and value of unexercised options at September 30, 1998.

                                                                                              Value of
                                                                 Number of                   Unexercised
                          Number of           Value         Unexercised Options             In-the-Money
                        Shares Under-       Realized          At Year End (#)                Options at
                        Lying Options          ($)              Exercisable/                Year End ($)
Name                    Exercised (#)     -------------        Unexercisable                Exercisable/
----                  ------------------                 --------------------------       Unexercisable/1/
                                                                                     ---------------------------
David P. Bertrand                     0              0              121,000/28,000                     98,478/0
Jana B. Mitcham                       0              0              114,600/27,200                     93,978/0
Barry C. Loder                   50,000        150,400                         0/0                          0/0
Ronnie D. Meaux                  24,500        154,963                         0/0                          0/0
John R. Brown, Jr.                    0              0                 6,666/3,334                          0/0
David O. Rodrigue                     0              0                    0/25,000                          0/0

____________________
/1/ Based on the price of the Common Stock of $3.00 on September 30, 1998 as reported by The Nasdaq Stock Market.

Compensation Committee Report


   The Compensation Committee (the "Committee") of the Board of Directors has been established by the Board to periodically review the compensation philosophy for the Company's executives, and to recommend to the Board compensation packages for the Company's executives. The Committee also reviews and recommends to the Board any additions to or revisions of the Company's stock option plans. The Committee consists exclusively of non-employee directors, appointed by resolution of the entire Board. No member of the Committee is permitted to receive any award under the Company's incentive stock option plans. The Committee members receive annual, fixed grants of stock options pursuant to the Company's 1995 Non-Discretionary Stock Option Plan.

   The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the shareholders, (ii) link executive compensation to long-term and short-term interest of the shareholders, and (iii) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

   Fairness to the shareholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing the Company's executive compensation with the compensation of executives at other companies. The Committee's overall goal is to achieve strong performance by the Company and its executives by affording the executives the opportunity to be rewarded for strong performance. The Committee attempts to provide both short-term and long-term incentive pay. To accomplish its objectives, the Committee has structured the executive compensation program with three primary components. These primary components are base salary, annual incentives, and long-term incentives.

   During the fiscal year ended September 30, 1997, the Committee determined to undertake a review of the Company's executive compensation program, with particular emphasis on the Company's Chief Executive Officer and Executive Vice President. The Company had experienced dramatic growth in the fiscal year ended September 30, 1996, but also was experiencing problems due to regulatory scrutiny and negative media reports. The Committee determined that it would be in the best interest of the Company and its shareholders for the Committee to review the existing compensation arrangements and to provide a compensation program which recognized, among other factors, the Company's growth, problem areas which could result in short-term performance difficulties, and appropriate incentives to provide impetus for the long-term growth of the Company. The Company retained an independent compensation consultant to assist it in its review of the executive compensation program. The review included compensation programs of publicly traded peer companies similar in characteristics to the Company, as well as compensation paid by other network marketing companies with different product lines.

   Effective in October 1996, the Company entered into employment agreements with David P. Bertrand, the Company's President and Chief Executive Officer, and Jana B. Mitcham, the Company's Executive Vice President and Secretary. The employment agreements are described in "Employment Agreements." The Committee determined that the base salaries for Mr. Bertrand and Ms. Mitcham should be increased, based on the progress made by the Company, the tremendous effort and energy devoted by them to the Company's business, and the recommendations of the independent compensation consultant based on review of base salaries of other companies.

   In March 1998, after consultation with the Committee, Mr. Bertrand and Ms. Mitcham agreed to a 25% reduction in their annual salaries. Concurrent with the salary reductions, the Company granted to each of Mr. Bertrand and Ms. Mitcham stock options to purchase up to 20,000 shares of the Company's Common Stock at $5.13 per share, the closing trading price of the Common Stock on the date of the grant. The Committee recommended these actions in furtherance of its objectives of linking compensation with Company performance and providing incentive for key executives.

   The Committee also periodically reviews other executive salaries. In addition to the external competitive compensation market, base salary levels reflect each officer's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will typically be paid correspondingly higher salaries. Individual performance criteria used to assess performance include leadership, professionalism, initiative and dependability. However, individual performance assessments are made qualitatively and in total, and no specific weightings are attached to these performance indicators, nor is a formula utilized in determining appropriate salary increases or salary levels.

   In January 1998, David O. Rodrigue joined the Company as Vice President and Chief Financial Officer. Mr. Rodrigue's annual salary is $105,000 and he is entitled to receive bonuses as determined by the Company. Mr. Rodrigue was granted options at the inception of his employment to purchase up to 25,000 shares of the Common Stock at $5.75 per share, the then closing trading price of the Common Stock. The options are exercisable in one-third annual installments commencing January 1999. The Committee believes that the compensation package for Mr. Rodrigue is reasonable in relation to industry standards and for companies comparable in size and in the Company's geographic area. The Committee also believes that the compensation program for Mr. Rodrigue has accomplished the objective of linking shareholder and financial performance to Mr. Rodrigue's total compensation.

   In reviewing the employment agreements of Mr. Bertrand and Ms. Mitcham, the Committee recommended that their annual compensation relate to and be contingent upon the performance of the Company. As a result, much of their compensation package is subject directly to annual bonus compensation measured by the Company's achievement of certain specified income criteria. No bonus was paid to either of these persons in the fiscal year ended September 30, 1998 due to the failure to achieve these income criteria.

   The Committee periodically reviews the performance of other executive officers to determine whether bonuses should be paid to those persons. The Committee has not established specific performance measures for determining the award of bonuses. The Committee believes that bonuses should be provided to reward key employees based on Company and individual performance and to provide competitive cash compensation opportunities to the Company's executives. However, based primarily on the Company's financial results in the fiscal year ended September 30, 1998, no bonuses were paid to any executive officers other than John R. Brown, Jr. who received a bonus of $7,500.

   The Company's stock option plans are designed to focus executive efforts on long-term goals of the Company and to maximize total return to the Company's shareholders. The Committee believes that stock options advance the interests of employees and shareholders by providing value to the executives through stock price appreciation only. Options terminate if the employee's employment with the Company is terminated. All options awarded must have an exercise price of at least 100% of fair market value on the date of grant.

   The exact number of shares actually granted to a particular participant reflects both the participant's performance and role in the Company, as well as the Company's financial success, and its future business plans. All of these factors are assessed subjectively and are not weighted. In determining each grant, the Committee also considers the number of stock options which are outstanding, and the total number of options to be awarded.

   In making grants during the fiscal year ended September 30, 1998, the Committee also considered the number of outstanding options previously granted to each officer. Due to the decline in the Company's stock price during the year, all of the options granted to executive officers of the Company in fiscal 1998 were "out-of-the-money" at the fiscal year end of September 30, 1998. The Committee believes that its awards were consistent with the Company's compensation philosophy to increase the emphasis placed on long-term incentives and to be competitive in its total compensation program.

   Under Section 162(m) of the Internal Revenue Code of 1986, as amended, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000, unless the compensation is excluded from the $1,000,000 limit as a result of being classified performance-based. At this time, the Company's executive officers cash compensation levels do not exceed the payment limit and will most likely not be affected by the regulations in the near future. Nonetheless, the Committee intends to review its executive pay plans over time in light of these regulations.

                         COMPENSATION COMMITTEE

                                    F. Wayne Ballenger
                                    M. F. Florence
                                    Richard S. Kashenberg



                          Corporate Performance Graph
                          ---------------------------

   The following graph compares the yearly cumulative return on the Company's Common Stock since July 10, 1995 (the date the Company's Common Stock began trading on The Nasdaq Stock Market) with that of the Index for The Nasdaq Stock Market (U.S. Companies) and a peer group including the following companies:
BeautiControl Cosmetics, Inc., Herbalife International, Inc., Nature's Sunshine Products, Inc and Reliv' International, Inc.


Total Return Analysis                    7/10/95            9/29/95          9/30/96         9/30/97       9/30/98
---------------------------------       --------           --------         --------        --------      --------
Nutrition For Life                      $    100           $ 304.29         $ 506.40        $ 277.08      $ 104.93
Peer Group                              $    100           $ 332.96         $ 141.28        $ 404.00      $ 218.69
Nasdaq Composite (US)                   $    100           $ 106.85         $ 125.63        $ 172.60      $ 173.43

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

                             Shareholder Proposals
                             ---------------------

  Any proposal to be presented at the next annual meeting of shareholders must be received by the Company, directed to the attention of the Secretary, no later than November 30, 1999 in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                 Other Matters
                                 -------------

  The Board of Directors knows of no business that will be presented at the annual meeting other than that described above. If any matters other than those referred to above should properly come before the annual meeting, the persons designated by the Board of Directors to serve as proxies intend to vote such proxies in accordance with their best judgement.

                              By Order Of The Board Of Directors:

March 5, 1999                 Jana B. Mitcham
                              Secretary

                                  APPENDIX A

                    NUTRITION FOR LIFE INTERNATIONAL, INC.

                      1995 STOCK OPTION PLAN, AS AMENDED


  This Stock Option Plan (the "Plan") is adopted in consideration for services rendered and to be rendered to Nutrition For Life International, Inc. and related companies.

1. Definitions.
   -----------

   The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

   Board:  The Board of Directors of Nutrition For Life International, Inc.
   -----

   Code:  The Internal Revenue Code of 1986, as amended.
   ----

   Common Stock:  The $.01 par value Common Stock of Nutrition For Life
   ------------
International, Inc.

   Company:  Nutrition For Life International, Inc., a corporation incorporated
   -------
under the laws of Texas, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

   Consultant: A Consultant is any person, including any advisor, engaged by the
   ----------
Company or any Related Company to render consulting services and who is compensated for such services.

   Continuous Status as an Employee or Consultant:  The employment by, or
   ----------------------------------------------
relationship as a Consultant with, the Company is not interrupted or terminated. The Board, at its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted due to personal or other mitigating circumstances.

   Date of Grant:  The date on which an Option is granted under the Plan.
   -------------

  Employee:  An Employee is an employee of the Company or any Related Company.
  --------

  Fair Market Value:  The Fair Market Value of the Option Shares.  Such Fair
  -----------------
Market Value as of any date shall be reasonably determined by the Option Committee (see below); provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall be the officially quoted closing price, if available, through the National Association of Securities Dealers, Inc. or a stock exchange, or if no officially quoted closing price is available, the representative closing bid price, on the date in question. In the event there is no officially quoted closing price or bid price or the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Option Committee after such consultation with outside legal, accounting and other experts as the Board or the Option Committee may deem advisable, and the Board or the Option Committee shall maintain a written record of its method of determining such value.

  Incentive Stock Options ("ISOs"):  "Incentive Stock Options" as that term is
  --------------------------------
defined in Section 422A of the Code.

  Key Employee:  A person designated by the Option Committee who either is
  ------------
employed by the Company or a Related Company (see below) and upon whose judgment, initiative and efforts the Company or a Related Company is largely dependent for the successful conduct of its business; provided, however, that Key Employees shall not include those members of the Board who are not employees of the Company or a Related Company.

  Non-Incentive Stock Options ("Non-ISOs"):  Options which are not intended to
  ----------------------------------------
qualify as "Incentive Stock Options" under Section 422A of the Code.

  Option:  The rights granted to an Employee or Consultant to purchase Common
  ------
Stock pursuant to the terms and conditions of an Option Agreement (see below).

  Option Agreement:  The written agreement (and any amendment or supplement
  ----------------
thereto) between the Company and an Employee or Consultant designating the terms and conditions of an Option.

  Option Committee: The Plan shall be administered by an Option Committee
  ----------------
composed of the Board or a committee, selected by the Board, consisting of two or more persons, each of whom is not an employee of the Corporation. The foregoing does not apply to Specific Option Grants.

  Option Shares:  The shares of Common Stock underlying an Option granted to an
  -------------
Employee or Consultant.

  Optionee:  An Employee or Consultant who has been granted an Option.
  --------

  Related Company:  Any corporation that is a "parent corporation" or a
  ---------------
"subsidiary corporation" with respect to the Company, as those terms are defined in Section 425 of the Code. The determination of whether a corporation is a Related Company shall be made without regard to whether the corporation or the relationship between the corporation and the Company now exists or comes into existence hereinafter.

  Specific Option Grants:  The specific grants of Options as provided in Section
  ----------------------
9.

  2.  Purpose and Scope.
      -----------------

      (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Employees and Consultants an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.

      (b) This Plan authorizes the Option Committee to grant Options to purchase shares of Common Stock to Employees and Consultants selected by the Option Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

  3.  Administration of the Plan.  The Plan shall be administered by the Option
      --------------------------
Committee. The Option Committee shall have the authority granted to it under this section and under each other section of the Plan.

      In accordance with and subject to the provisions of the Plan, the Option Committee shall select the Optionees, shall determine (i) the number of shares of Common Stock to be subject to each Option, (ii) the time at which each Option is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Option Shares, (v) the option period, and (vi) the manner in which the Option becomes exercisable. Provided, that, the number of shares of Common Stock to be subject to Options granted to an

Optionee shall not exceed 50,000 in any fiscal year of the Company. In addition, the Option Committee shall fix such other terms of each Option as the Option Committee may deem necessary or desirable. The Option Committee shall determine the form of Option Agreement to evidence each Option.

      The Option Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Option Committee shall keep minutes of its meetings and those minutes shall be distributed to every member of the Board.

      The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan, and that the approval by the affirmative votes of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of Texas, shall be required for any amendment which would:

      (a) modify the eligibility requirements for receiving Options under the Plan;

      (b) increase the benefits accruing to Employees under the Plan; or

      (c) increase the number of shares of Common Stock that may be issued under the Plan.

      All actions taken and all interpretations and determinations made by the Option Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Employees, Consultants, the Company and all other interested persons. No member of the Option Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Option Committee shall, in addition to rights they may have if Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.

  4.  The Common Stock.  In addition to the Specific Option Grants, the Board is
      ----------------
authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options with respect to, a total number, not in excess of 900,000 shares of Common Stock, either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Section 10 shall be substituted for the 900,000 shares or into which such 900,000 shares shall be adjusted. All or any unsold shares subject to an

Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

  5.  Eligibility.  Options which are intended to qualify as ISOs will be
      -----------
granted only to Key Employees. Key Employees and other Employees and Consultants may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

  6.  Option Price.  The Option Committee shall determine the purchase price for
      ------------
the Option Shares, provided that the purchase price to be paid by Optionees for the Option Shares whether ISOs or non-ISOs, shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant. The purchase price for the Option Shares shall be a fixed, and cannot be a fluctuating, price.

  7.  Duration and Exercise of Options.
      --------------------------------

      (a) The option period shall commence on the Date of Grant and shall be as set by the Option Committee, but not to exceed 10 years in length. No Option shall be exercised for the period of six months following the Date of Grant; provided, however, that this limitation shall not apply to the exercise of an Option pursuant to the terms of the relevant Option Agreement upon the Optionee's death.

      (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided, that in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. However, if the Option is an ISO it may be exercised by the guardian or personal representative of the Optionee only if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of the Code. Any opinion of counsel must be both from counsel and in a form acceptable to the Option Committee.

      (c) The Option Committee may determine whether any Option shall be exercisable as provided in Paragraph (a) of this Section 7 or whether the Options shall be exercisable in installments only; if the Option Committee determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

      (d) In the event an Optionee's Continuous Status as an Employee or Consultant terminates because of the death or permanent and total disability of the Optionee, any Option held by the Optionee on the date of termination may be exercised within 90 days after the date of termination, but only to the extent that the Option was exercisable according to its terms on the date of termination. After such 90-day period, any unexercised portion of an Option shall expire.

      (e) Notwithstanding the provisions of Paragraph (d) of this Section 7, in the event an Optionee's Continuous Status as an Employee or Consultant terminates for any reason other than the Optionee's death or permanent and total disability, any unexercised portion of any Option held by the Optionee on the date of termination may be exercised within 30 days after the date of termination, but only to the extent that the Option was exercisable according to its terms on the date of termination. After such 30-day period, any unexercised portion of an Option shall expire.

      (f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $2,000.

      (g) No Option may be exercised until the Plan is approved by the shareholders of the Company as provided in Section 16 below.

      (h) No Option Shares may be sold, transferred or otherwise disposed of within six months of the Date of Grant by any person who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the Date of Grant.

      (i) No Option Shares may be sold, transferred or otherwise disposed of within six months of the date of shareholder approval of the Plan by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act on the date of shareholder approval of the Plan.

  8.  Payment for Option Shares.  If the purchase price of the Option Shares
      -------------------------
purchased by any Optionee at one time exceeds $2,000, the Option Committee may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company's Common Stock previously owned by the Optionee with a Fair Market Value as of the date of payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option.

  9.  Specific Option Grants.  The Company hereby grants to the following Key
      -----------------------
Employees, Options to purchase the Option Shares set forth opposite their respective names below in this Section 9, and at Exercise Prices set forth opposite their respective names, such Options to be exercisable commencing six months from the date of Shareholder approval of this Plan, and to expire seven years from the date of Grant, unless earlier terminated in accordance with the provisions of this Plan:

            Name of Optionee     Number of Shares  Exercise Price
            -------------------  ----------------  --------------

            David P. Bertrand              16,000           $2.25
            David P. Bertrand              16,000           $2.70
            Jana Mitcham                   14,000           $2.25
            Jana Mitcham                   14,000           $2.70
            Ronnie Meaux                    7,500           $2.25
            Ronnie Meaux                    7,500           $2.70
            Gregory Pusey                   5,000           $2.25
            Gregory Pusey                   5,000           $2.70

  10.  Change in Stock, Adjustments, Etc.  In the event that each of the
       ----------------------------------
outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option thereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

  In the event of any such changes or exchanges, the Option Committee shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, or kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Option Committee shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

  11.  Relationship to Employment or Position.  Nothing
       --------------------------------------
contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to continuance of employment by the Company, as an Employee or as a Consultant or interfere in any way with the right of the Company to terminate the Optionee's employment as an Employee or position as a Consultant, at any time.

  12.  Nontransferability of Option.  No Option granted under the Plan shall be
       ----------------------------
transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, or except pursuant to a qualified domestic relations order as defined in the Code, the Employee Retirement Income Security Act, or rules promulgated thereunder. Except as provided in the preceding sentence, any attempt to transfer the Option shall void the Option.

  13.  Rights as a Stockholder.  No person shall have any rights as a
       -----------------------
shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in
Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

  14.  Securities Laws Requirements.  No Option Shares shall be issued unless
       ----------------------------
and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

  15.  Disposition of Shares.  Each Optionee, as a condition of exercise, shall
       ---------------------
represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that if he is subject to reporting requirements under
Section 16(a) of the Exchange Act, he will (i) not violate Section 16(b) of the Exchange Act, (ii) furnish the Company with a copy of each Form 4 and Form 5 filed by him, and (iii) timely file all reports required under the federal securities laws; and (d) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the

Company.

  16.  Effective Date of Plan; Termination Date of Plan.  Subject to the
       ------------------------------------------------
approval of the Plan by the affirmative vote of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with applicable law, the Plan shall be deemed effective as of March 3, 1995. The Plan shall terminate at midnight on February 28, 2005, except as to Options previously granted and outstanding under the Plan at that time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

  17.  Limitation on Amount of Option.  To the extent that the aggregate Fair
       ------------------------------
Market Value (determined at the Date of Grant) of Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and Related Company exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-ISOs.

  18.  Ten Percent Shareholder Rule.  With respect to ISO's, no Option may be
       ----------------------------
granted to a Key Employee who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation", as those terms are defined in Section 425 of the Code, unless at the time the Option is granted the purchase price for the Option Shares is at least 110 percent of the Fair Market Value of the Option Shares on the Date of Grant and such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 425 of the Code.

  19.  Withholding Taxes.  The Company, or any Related Company, may take such
       -----------------
steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option.

  20.  Effect of Changes in Control and Certain Reorganizations.
       --------------------------------------------------------
(a) In the event of a Change in Control of the Company (as defined below), the Option Committee may, in its discretion, make any or all of the following adjustments: (i) provide that all Options granted pursuant to the Plan shall become exercisable immediately upon such Change in Control (or such other time as the Committee shall determine), subject to Section 17 with respect to ISOs; (ii) provide for the payment to an Optionee upon surrender of an Option (or portion thereof) of an amount in cash equal to the excess of (a) the higher of (I) the aggregate Fair Market Value of the Option Shares covered by such Option (or portion thereof) on the date of surrender or (II) the average price per share paid for the most highly priced one percent of the Common Stock acquired in connection with the Change in Control times the number of Option Shares covered by such Option (or portion thereof) over (b) the aggregate exercise price, except that in no event shall an Optionee have a right to receive with respect to any ISO an amount in excess of the Fair Market Value on the date of surrender of the total number of Option Shares with respect to which such Option is surrendered, less the exercise price which the Optionee would otherwise have been required to pay upon purchase of such Option Shares had he exercised the Option; (iii) make any other adjustments, or take such other action, as the Option Committee, in its discretion, shall deem appropriate. In the event that the Option Committee provides for the surrender of Options pursuant to clause (ii) above, to the extent any Option is surrendered, it shall be deemed to have been exercised for purposes of Section 4. For purposes of this Section 20, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (ii) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board and any new directors, whose appointment by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

      (b) In the event that (i) the Company is merged or consolidated with another corporation, (ii) one person becomes the beneficial owner of all of the issued and outstanding equity securities of the Company (for purposes of this Section 20(b), the terms "person" and "beneficial owner" shall have the meanings assigned to them in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), (iii) a division or subsidiary of the Company is acquired by another corporation, person or entity, (iv) all or substantially all of the assets of the Company are acquired by another corporation, (v) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii), (iii), (iv) or (v) being hereinafter referred to as a "Reorganization Event"), or (vi) the Board shall propose that the Company enter into a Reorganization Event, then the Option Committee may, in its sole discretion, make any or all of the following adjustments: (A) by written notice to each Optionee provide that such Optionee's Options shall be terminated or cancelled, unless exercised within thirty (30) days (or such other period as the Option Committee shall determine) after the date of such notice; (B) subject to
Section 17 with respect to ISOs, advance the dates upon which any or all outstanding Options shall be exercised; (C) provide for the payment upon termination or cancellation of an Option of an amount in cash or securities equal to the excess, if any, of the Fair Market Value of the Option Shares subject to the Option at the time of such termination or cancellation over the exercise price of such Option; and (D) make any other adjustments, or take such other action, as the Option Committee, in its discretion, shall deem appropriate. Any action taken by the Option Committee may be made conditional upon the consummation of the applicable Reorganization Event.

  21.  Other Provisions.
       ----------------

       (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

       (b) Any expenses of administering the Plan shall be borne by the Company.

       (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

       (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Texas.


                                * * * * * * * *

                     Nutrition For Life International, Inc.
                                  9101 JAMEEL
                              HOUSTON, TEXAS 77040

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

   The undersigned hereby appoint David P. Bertrand and Jana Mitcham, or either
of them, as Proxies or               (shareholder may strike the Proxy
Committee designated by management and insert the name and address of another person(s)) with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Nutrition For Life International, Inc. (the "Company") to be held at 3:30 p.m. (local time) on April 8, 1999, at Houston, Texas, or any adjournment thereof, on the following matters:

1. Election of Directors

   NOMINEES: F. Wayne Ballenger, David P. Bertrand, M.F. Florence, Richard S. Kashenberg, Jana B. Mitcham

                       FOR all Nominees [_]    WITHHELD for all Nominees [_]
                       FOR, except for the following Nominee(s):
                       [_] ________________________________________________

2. Amendment Of 1995 Stock Option Plan

              [_] FOR    [_] AGAINST    [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   Unless contrary instructions are given, the shares represented by this Proxy will be voted for the election of all nominees for directors and for the amendment of the 1995 Stock Option Plan. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NUTRITION FOR LIFE INTERNATIONAL, INC. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


  Please sign exactly as shown on your stock certificate and on the envelope in which this Proxy was mailed. When signing as Partner, Officer, Trustee, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.

                                        Signature(s): __________________________
                                        Signature(s): __________________________
                                        Date: __________________________________